U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2021

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada 000-29913 90-1133909 (state of incorporation) (Commission File Number) (IRS Employer I.D. Number) 120 Calle Iglesia, Unit B San Clemente, CA 92672 Tel. (949) 429-5370 Fax. (888) 312-0124

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbol	Name of Exchange on Which Registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding consummation of the acquisition and funding initiatives. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected closing of the acquisition. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01          Entry into a Material Definitive Agreement

On August 13, 2021, Concierge Technologies, Inc., a Nevada Corporation (“Concierge” or the “Company”), through its wholly-owned subsidiary Marygold & Co. (UK) Limited, a U.K. limited company, entered into a Share Purchase Agreement (the “Agreement”) with Keith John Halford (the “Seller”) to purchase the entire issued share capital of Tiger Financial & Asset Management Limited, a U.K. limited company (“Tiger Financial”) in exchange for a cash purchase price of GBP£1,500,000 (approximately US$2,100,000) plus the value of liquid assets to be determined as of the date of closing (the “Purchase Price”), subject to other possible adjustments as set forth in the Agreement. Payment of the Purchase Price shall take place in three approximately equal installments commencing on the closing date and continuing on the first and second anniversaries of the closing date. Funding for the Purchase Price payments will be provided by Concierge to Marygold & Co. (UK) Limited through an interest bearing loan facility to be initiated on the closing date of the Agreement. Closing of the transaction is subject to regulatory approval by the Financial Conduct Authority ("FCA") who regulates the financial services industry in the U.K. For the interim period between the execution of the Agreement and the closing date, Tiger Financial will continue to be operated by the Seller and business is expected to continue in the normal course.

All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement. The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 hereto and incorporated by reference.

Item 8.01	Other Events

On August 17, 2021, the Company issued a press release titled, “Concierge Technologies to Expand Financial Services Offerings to the U.K” announcing the signing of the Agreement. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.          Description

10.1          Form of Share Purchase Agreement (the “Agreement”) entered into on August 13, 2021, with Keith John Halford (the “Seller”) to purchase the entire issued share capital of Tiger Financial & Asset Management Limited (1)

99.1          Press Release of Concierge Technologies, Inc., tiled “Concierge Technologies to Expand Financial Services Offerings to the U.K.” dated August 17, 2021. (1)

(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2021

CONCIERGE TECHNOLOGIES, INC.

By: /s/ Nicholas Gerber

  Nicholas Gerber

  Chief Executive Officer